UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2024

MID PENN BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-13677	25-1666413
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2407 Park Drive Harrisburg, Pennsylvania	1.866.642.7736	17110
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	MPB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b) )

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

MID PENN BANCORP, INC.

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

On November 1, 2024, Mid Penn Bancorp, Inc. (“Mid Penn” or the “Company”) and its wholly-owned bank subsidiary, Mid Penn Bank (the “Bank”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stephens Inc. and Piper Sandler & Co., as representatives of the underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company will issue and sell 2,375,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”) at a public offering price of $29.50 per share in an underwritten public offering (the “Offering”). The Company has also granted the Underwriters a 30-day option to purchase up to an additional 356,250 shares of the Company’s Common Stock at the public offering price, less underwriting discounts.

At the Company’s request, the Underwriters reserved 47,500 shares, or approximately 2.0%, of the Company’s Common Stock offered in the Offering for sale to the Company’s directors, officers and employees and to persons having business relationships with the Company at the public offering price of $29.50 per share.

After deducting underwriting discounts and commissions and estimated offering expenses, the Company expects the net proceeds of the Offering to be approximately $67 million (assuming no exercise of the Underwriters’ option to purchase additional shares). The Company intends to use the net proceeds from the Offering to support continued growth, including investments in the Bank to support organic growth, potential redemption of subordinated debt, future strategic transactions and other general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Bank, customary conditions to closing, indemnification obligations of the parties, including for liabilities under the Securities Act of 1933, as amended (the “Act”), and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitation agreed upon by the contracting parties. Consequently, persons other than the parties to such agreement may not rely upon the representations and warranties in the Underwriting Agreement as characterizations of actual facts or circumstances as of the date of the Underwriting Agreement or as of any other date. The Underwriting Agreement is not intended to provide any other factual information about the Company. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Pursuant to the Underwriting Agreement, the directors and certain executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of shares of the Company’s Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, subject to certain exceptions.

The offer and sale of shares of Common Stock in the Offering was registered under the Act, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-274177), declared effective by the Securities and Exchange Commission (the “SEC”) on September 1, 2023 (the “Registration Statement”). The offer and sale of the Common Stock is being made under the Company’s prospectus, dated September 1, 2023, filed as part of the Registration Statement, as supplemented by the final prospectus supplement dated November 1, 2024.

In connection with the Offering, the legal opinion of Pillar Aught LLC as to the legality of the shares of Common Stock sold in the Offering is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 7.01	Regulation FD Disclosure

On November 1, 2024, the Company issued a press release announcing the pricing of the Offering, which is attached as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the investor presentation for the Offering is also attached as Exhibit 99.2 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Act or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, conditions relating to Mid Penn and William Penn Bancorporation (“William Penn”), or other effects of the proposed merger of Mid Penn and William Penn. Forward-looking statements are typically identified by words such as “believe,” “approximately,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements may include the Offering and expectations relating to the anticipated opportunities and financial and other benefits for the proposed merger between Mid Penn and William Penn, and the projections of, or guidance on, Mid Penn’s or the combined company’s future financial performance, asset quality, liquidity, capital levels, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in Mid Penn’s business or financial results. Mid Penn and William Penn are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements are made only as of the date of this filing, and neither Mid Penn nor William Penn undertakes any obligation to update any forward-looking statements contained in this presentation to reflect events or conditions after the date hereof. Actual results may differ materially from those described in any such forward-looking statements.

In addition to factors previously disclosed in the reports filed by Mid Penn and William Penn with the SEC and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement entered into between Mid Penn and William Penn; the ability to obtain regulatory approvals and satisfy other closing conditions to the merger, including approval by shareholders of Mid Penn and William Penn; the outcome of any legal proceedings that may be instituted against Mid Penn or William Penn; the possibility that the merger may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; changes in Mid Penn’s share price before the closing of the merger; risks relating to the potential dilutive effect of shares of Mid Penn company stock to be issued in the merger or in the Offering; the timing of closing the merger; difficulties and delays in integrating the business or fully realizing cost savings and other benefits; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of products and services; customer borrowing, repayment, investment and deposit practices; competitive conditions; economic conditions, including downturns in the local, regional or national economies; the impact, extent and timing of technological changes; changes in accounting policies or practices; changes in laws and regulations; other actions of the Federal Reserve Board and other legislative and regulatory actions and reforms; and any other factors that may affect future results of Mid Penn, William Penn and the combined company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 1, 2024, by and among Mid Penn Bancorp, Inc., Mid Penn Bank and Stephens Inc. and Piper Sandler & Co., as representatives of the underwriters

5.1	Opinion of Pillar Aught LLC

23.1	Consent of Pillar Aught LLC (included in Exhibit 5.1)

99.1	Press Release announcing the pricing of the Offering, dated November 1, 2024

99.2	Investor Presentation dated November 1, 2024

104.	Cover Page Interactive Date File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID PENN BANCORP, INC.

Date: November 1, 2024	/s/ Rory G. Ritrievi
Rory G. Ritrievi
President and Chief Executive Officer